March 18, 1999



Attn:  CMAC, Series 1998-C2
Norwest Bank Minnesota, N.A.
11000 Broken Land Pkwy.
Columbia, MD 21044-3562

            Commercial Mortgage Acceptance Corp., Commercial Mortgage
                           Pass-Through Certificates
                                 Series 1998-C2



                              OFFICER'S CERTIFICATE


Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the Servicer's performance of its obligations under the PSA for the current calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the Servicer has fulfilled all of its obligations under the PSA throughout such period; (iii) to the best of the undersigned's knowledge, the sub-servicer, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the Code.


                                   /s/ Charles J. Sipple                 3/22/99
                                   ____________________________________________
                                   Charles J. Sipple                       Date
                                   Senior Vice President


                                   /s/ Paula J. Mickelson                3/22/99
                                   ____________________________________________
                                   Paula J. Mickelson                      Date
                                   Vice President

cc:   Please see attached page



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Officer's Certificate
March 18, 1999
Page 2



cc:   Attn:  John Gluszak
      Merrill Lynch & Co.
      North Tower, 26th Floor
      250 Vesey Street
      New York, NY 10281-1326

      Attn: Mark Jarrell
      Greenwich Capital Financial Products, Inc.
      c/o Greenwich NatWest Ltd., as Underwriter
      600 Steamboat Rd.
      Greenwich, CT 06830-0000